Exhibit 32.1

Section 1350 Certifications

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Aviall, Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 10-K for the year ended December 31, 2004 (the ”Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Form 10-K.

Date: March 15, 2005	/s/ Paul E. Fulchino
Paul E. Fulchino
Chairman, President and Chief Executive Officer

Date: March 15, 2005	/s/ Colin M. Cohen
Colin M. Cohen
Senior Vice President and Chief
Financial Officer

The foregoing certification is being furnished as an exhibit to the Form 10-K pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, is not being filed as part of the Form 10-K for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.